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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Certificateholder's Statement                   Series 1994-1                                                              Jul-96
Section 5.2                                       Class A          Class B          Class C           Class D          Total

(i)   Certificate Amount                      715,900,000.00    92,050,000.00    92,050,000.00   122,728,000.00  1,022,728,000.00
(ii)  Certificate Principal Distributed                 0.00             0.00             0.00                               0.00
(iii) Certificate Interest Distributed          3,308,800.31       447,689.01       477,349.57                       4,233,838.89
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000       0.0000000        0.0000000        0.0000000
Certificate Interest Distributed per $1,000        4.6218750        4.8635417        5.1857639
(iv) Principal Collections                     46,036,312.83     5,919,321.98     5,919,321.98    7,831,137.17      65,706,093.96
(v)  Imputed Yield Collections                 15,345,437.61     1,973,107.33     1,973,107.33    2,610,379.06      21,902,031.33
     Recoveries                                 1,909,014.85       245,460.00       245,460.00      326,916.89       2,726,851.75
     Interest Earned on Prefunded Accounts              0.00             0.00             0.00            0.00               0.00
    Total Imputed Yield Collections            17,254,452.46     2,218,567.33     2,218,567.33    2,937,295.95      24,628,883.08
       Total Collections                       63,290,765.29     8,137,889.31     8,137,889.31   10,786,433.12      90,334,977.04
 (vi) Aggregate Amount of Principal Receivables                                                                  1,224,119,812.54
     Invested Amount (End of Month)           715,900,000.00    92,050,000.00    92,050,000.00  122,728,000.00   1,022,728,000.00
     Floating Allocation Percentage               58.4828374%       7.5196888%       7.5196888%     10.0258160%        83.5480310%
     Invested Amount (Beginning of Month)     715,900,000.00    92,050,000.00    92,050,000.00  122,728,000.00   1,022,728,000.00
     Average Daily Invested Amount                                                                               1,021,932,816.38
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                      74.45%   1,215,120,774.65
       30 Days to 59 Days                            7.05%     115,061,426.87
       60 Days to 89 Days                            5.05%      82,504,365.22
       90 Days and Over                             13.45%     219,473,183.30
	 Total Receivables                         100.00%   1,632,159,750.05
(viii) Aggregate Investor Default Amount                        15,618,743.63
As a % of Average Daily Invested Amount                                19.98%
(Annualized based on 366 days/year)
(ix)  Certificate Charge-Offs
      Class A                                                           0.00
      Class B                                                           0.00
      Class C                                                           0.00
      Class D                                                           0.00
      Total Certificate Charge-Offs                                     0.00
(x)   Servicing Fee
      Class A                                                   1,193,166.80
      Class B                                                     153,416.76
      Class C                                                     153,416.76
      Class D                                                     204,546.72
	 Total Servicing Fee                                    1,704,547.04
(xi)  Pool Factor
      Class A                                                      1.0000000
      Class B                                                      1.0000000
      Class C                                                      1.0000000
(xii) Reallocated Principal Collections
      Class B                                                           0.00
      Class C                                                           0.00
      Class D  ** Everything was reimbursed                     3,343,113.78
             		  by the end of the fiscal month.
(xiii) Excess Funding Account Balance                                   0.00
       Prefunding Account Balance                                       0.00
(xiv) Class C Trigger Event Occurrence                                  None
      Class C Reserve Amount                                             N/A
Average Net Portfolio Yield                                          11.5248%
Minimum Base Rate                                                     7.8398%
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